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                                                                      EXHIBIT 21

                      List of Subsidiaries of Cygnus, Inc.

                                                                         Percentage of voting
                                     State or Country of                Securities directly or
                                      Incorporation or                   indirectly owned by
        Subsidiary                      Organization                         Registrant
        ----------                   -------------------                ----------------------
Cygnus (UK) Limited                    United Kingdom                            100
Cygnus International, Inc.             Delaware                                  100